Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of January 29, 2023 (this “Agreement”), by and among Prime Impact Acquisition I, a Cayman Islands exempted company (the “SPAC”), Cheche Technology Inc., a Cayman Islands exempted company (the “Company”), Prime Impact Cayman, LLC (the “Sponsor”), Cheche Group Inc., a Cayman Islands exempted company (“Holdings”) and wholly owned direct Subsidiary of the Sponsor.

WHEREAS, as of the date hereof, the Sponsor is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 8,022,103 SPAC Class B ordinary shares (the “Sponsor Shares”) (all such Sponsor Shares and any SPAC Class A ordinary shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) has been or is hereafter acquired by the Sponsor through the Closing Date (or, if earlier, prior to the termination of this Agreement) are referred to herein as the “Voting Shares”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of warrants to purchase 5,721,122 Class A ordinary shares of SPAC (“Warrants”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, SPAC, the Company, Cheche Merger Sub Inc., a Cayman Islands exempted company (“Merger Sub”), and Holdings, have entered into a business combination agreement (the “BCA”; defined terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides for, among other things, that, upon the terms and subject to the conditions thereof, SPAC will merge with and into Holdings (the “Initial Merger”), with Holdings surviving the Initial Merger (Holdings, in its capacity as the surviving corporation of the Initial Merger, is sometimes referred to herein as the “Surviving Company”) and becoming the sole owner of Merger Sub, (c) on the Closing Date but immediately after the Initial Merger Effective Time, Merger Sub will merge with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of the Surviving Company;

WHEREAS, in order to induce the Company, the SPAC, Merger Sub and Holdings to enter into the BCA, the Sponsor is executing and delivering this Agreement to the SPAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. The Sponsor, by this Agreement, with respect to the Voting Shares, hereby agrees to (a) vote at any meeting of the shareholders of the SPAC, and in any action by written consent of the shareholders of the SPAC, all of such Voting Shares (i) in favor of the approval and adoption of the BCA and the Transactions, including the Required SPAC Proposals, the approval and adoption of the Omnibus Incentive Plan, and, if applicable, the adoption and approval of a proposal for the adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing; and (ii) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the shareholders of the SPAC; (b) appear at any meeting of the shareholders of the SPAC, and in any action by written consent of the shareholders of the SPAC for purposes of constituting a quorum; and (c) vote at any meeting of the shareholders of the SPAC, and in any action by written consent of the shareholders of the SPAC, against any proposals that would materially impede the transactions.

2. No Redemption or Transfer of Voting Shares. The Sponsor agrees that, prior to the Closing Date, the Sponsor shall not, directly or indirectly: (a) redeem any of the Voting Shares; (b) sell, assign, transfer or dispose of any of the Voting Shares or otherwise agree to do any of the foregoing; (c) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement; or (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares.

3. Waiver of Anti-Dilution Provision. The Sponsor hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated memorandum articles of association of SPAC, dated September 9, 2020 (as it may be amended from time to time, the “Articles”), the provisions of Section 12 of the Articles to have the Class B ordinary shares convert into shares of SPAC Class A ordinary shares in connection with the Transactions at a ratio of greater than one-for-one, and agrees not to exercise, assert or perfect, any anti-dilution protections with respect to the rate at which the Class B ordinary shares shall convert into shares of SPAC Class A ordinary shares in connection with the Transactions. The waiver specified in this Section 3 shall be applicable only in connection with the Transactions and this Agreement (and any Equity Securities issued in connection with the Transactions) and shall be void and of no force and effect if the BCA shall be terminated for any reason in accordance with the terms of Article IX of the BCA.

4. Forfeiture. The Sponsor hereby agrees that immediately prior to the Initial Merger Effective Time, the Sponsor shall forfeit and surrender, and/or cause the forfeiture and surrender, to SPAC, for no consideration: (a) a number of Sponsor Shares equal to two million five hundred fifty-seven thousand seven hundred and thirty six (2,557,736); (b) if (and only if) the Aggregate Capital Raised is less than fifty million dollars ($50,000,000), a number of Sponsor Shares equal to one million two hundred three thousand three hundred fifteen (1,203,315); and (c) a number of Warrants equal to two million eight hundred sixty thousand five hundred and sixty-one (2,860,561). For purposes of this Agreement, “Aggregate Capital Raised” shall mean: (i) the amount of cash available in the Trust Account at the Closing (after deducting all the amounts to be paid pursuant to the exercise of the Redemption Rights, but prior to payment of any SPAC Transaction Expenses or other liabilities of the SPAC, the Company or any of their respective Affiliates or Representatives); plus (ii) the gross proceeds raised from the portion of the PIPE Investment that was procured through the efforts led by the SPAC, its Affiliates and/or Representatives.

5. Lock-up; Transfer Restrictions.

(a) The Sponsor agrees that it shall not Transfer any Surviving Company Class A Ordinary Shares issued to the Sponsor at the Initial Merger Effective Time pursuant to the Initial Merger in respect of the Voting Shares (to the extent not forfeited or surrendered pursuant to Section 4), or any Assumed SPAC Warrants (or the underlying securities) issued to the Sponsor at the Initial Merger Effective Time pursuant to the Initial Merger in respect of Warrants (to the extent not forfeited or surrendered pursuant to Section 4) until the earliest of (i) six months after the Acquisition Closing, (ii) the first date that the closing price of the Surviving Company Class A Ordinary Shares equals or is greater than $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period after the Acquisition Closing, or (iii) the consummation of a Change of Control of the Surviving Company after the Acquisition Closing. For purposes of this Agreement: “Transfer” shall mean the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clauses (A) or (B). A “Change of Control” shall mean: (A) the sale of all or substantially all of the consolidated assets of the Surviving Company and its Subsidiaries to a third-party purchaser; (B) a sale resulting in no less than a majority of the voting power of the Surviving Company being held by person that did not own a majority of the voting power prior to such sale; or (C) a merger, consolidation, recapitalization or reorganization of the Surviving Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

(b) Notwithstanding the provisions set forth in Section 5(a), Transfers of the Voting Shares, the Warrants or the underlying securities (to the extent not forfeited or surrendered pursuant to Section 4) are permitted (i) to any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; and (vi) to the Surviving Company for no value for cancellation, provided, however, that in the case of clauses (i) through (v) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6. Representations and Warranties. The Sponsor represents and warrants to the Company as follows:

(a) The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to the Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Voting Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b) The Sponsor owns of record and has good, valid and marketable title to the Voting Shares and Warrants set forth opposite Sponsor’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Voting Shares, and as of the date of this Agreement, the Sponsor does not own, directly or indirectly, any other Equity Securities of SPAC.

(c) The Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by the Sponsor.

7. Termination. This Agreement and the obligations of the Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Initial Merger Effective Time, provided that, Section 3, Section 4 and Section 5 shall survive the Initial Merger Effective Time in accordance with their terms; (b) the valid termination of the BCA in accordance with its terms; and (c) the express mutual written agreement of the Company and the Sponsor. Upon valid termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement, provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

8. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8 (b)):

If to the Sponsor, to:

Prime Impact Cayman, LLC

123 E San Carlos Street, Suite 12

San Jose, California 95112

Attention: Mark Long

Email: mark.long@primeimpactcapital.com

with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Dan Espinoza

E-Mail: DEspinoza@goodwinlaw.com

If to the Company, to:

8/F, Desheng Hopson Fotune Plaza

13-1 Deshengmenwai Avenue

Xicheng District, Beijing 100088, China

Attention: Lei Zhang

Email: zhanglei@cheche365.com

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

The People’s Republic of China

Attention: Dan Ouyang, Esq./Ronnie K. Li, Esq.

Email: douyang@wsgr.com/keli@wsgr.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to the conflict of laws principles thereof. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the in the federal courts of the State of New York sitting in New York, New York or any appellate courts thereof. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (c) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (d) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (e) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8 (h).

(i) This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

(j) This Agreement may be executed and delivered (including by electronic or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon the Sponsor until such time as the BCA is properly executed by each of the parties to the BCA.

(m) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPAC:

PRIME IMPACT I ACQUISITION INC.

By:	/s/ Mark Long
Name:	Mark Long
Title:	Founder, Co-CEO and CFO

By:	/s/ Michael Cordano
Name:	Michael Cordano
Title:	Founder and Co-CEO

By:	/s/ Roger Crockett
Name:	Roger Crockett
Title:	Director

By:	/s/ Dixon Doll
Name:	Dixon Doll
Title:	Director

By:	/s/ Keyur Patel
Name:	Keyur Patel
Title:	Director

By:	/s/ Joanna Strober
Name:	Joanne Strober
Title:	Director

HOLDINGS:

Cheche Group Inc.

By:	/s/ Zhang Lei
Name:	Zhang Lei
Title:	Director

COMPANY:

Cheche Technology Inc.

By:	/s/ Zhang Lei
Name:	Zhang Lei
Title:	Director

SPONSOR:

PRIME IMPACT CAYMAN, LLC
By:	/s/ Mark Long
Name:	Mark Long
Title:	Founder, Co-CEO and CFO

[Signature Page to Sponsor Support Agreement]

EXHIBIT A

SPONSOR

Holder	Shares of SPAC Class B Ordinary Shares
Sponsor
Prime Impact Cayman, LLC	8,022,103